SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 29, 2013

ANTAGA INTERNATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	333-170091	69-0678499
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

10575 N. 114th Street, Suite 3
Scottsdale, AZ 85259

480-344-7770
Telephone Number

Villa 243-1 Al Khaleej Al Arabi Street
P.O. Box 3912, Abu Dhabi, UAE
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐        .   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        .   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        .   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        .   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 27, 2013, Antaga International Corp. (the "Company") entered into an Definitive Agreement (the "Agreement") with MixI LLC, an Arizona corporation, ("Mix") under which the Company will acquire 100% of certain assets owned by Mix which are scheduled in Exhibit A of the Agreement.

In exchange for Ten Million (10,000,000), post reverse, newly issued shares of common stock in the Company within three days after the effective date of a to be implemented reverse split.

The Definitive Agreement also contains customary representations and warranties of the Company and Licensor.

The foregoing description of the Definitive Agreement does not purport to be complete and is qualified in its entirety by reference to the Definitive Agreement filed as Exhibit 10.12 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.3	Definitive Agreement dated August 27, 2013 by and between the Company and Mix I LLC.

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Antaga International Corporation

Dated: August 30, 2013	By:	/s/ Cameron Robb
Cameron Robb
Chief Executive Officer/Director

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